EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

MEDE America Corporation
East Meadow, New York




     We consent to the incorporation by reference in this Registration Statement of MedE America Corporation on Form S-1 of our report dated October 7, 1997 relating to the statement of income of The Stockton Group, Inc. for the year ended June 30, 1997, appearing in the Prospectus, which is a part of Registration Statement No. 333-55977 of MEDE America Corporation on Form S-1, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 1, 1999